Exhibit 10.38
Vanda Pharmaceuticals Inc.
Employment Agreement
     This Employment Agreement (this “Agreement”) was entered into as of December 13, 2010, by and between James Kelly (the “Executive”) and Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”).
     1. Duties and Scope of Employment.
          (a) Position. For the term of his employment under this Agreement (“Employment”), the Company agrees to employ the Executive in the position of Senior Vice President, Chief Financial Officer, Treasurer and Secretary. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Company’s Chief Executive Officer. The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities normally inherent in such position and such other duties and responsibilities as the Company’s Board of Directors (the “Board”) shall from time to time reasonably assign to him.
          (b) Obligations to the Company. During the term of his Employment, the Executive shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Board, the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during the term of his Employment.
          (c) No Conflicting Obligations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his Employment as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.
     2. Cash and Incentive Compensation.
     (a) Salary. The Company shall pay the Executive as compensation for his services a base salary at a gross annual rate of not less than $285,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”)

          (b) Incentive Bonuses. The Executive shall be eligible for an annual incentive bonus with a target amount equal to 40% of his Base Compensation (the “Annual Target Bonus”). Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Board. Any bonus for the fiscal year in which Executive’s employment begins shall be prorated, based on the number of days Executive is employed by the Company during that fiscal year. Any incentive bonus for a fiscal year shall in no event be paid later than 2 1/2 months after the close of such fiscal year. Except as provided in Section 6, such bonus shall be paid only if Executive is employed by the Company at the time of payment. The determinations of the Board with respect to such bonus shall be final and binding.
          (c) Stock Options. On the date of this Agreement, the Company shall grant the Executive a nonstatutory stock option to purchase 150,000 shares of the Company’s Common Stock (the “Option”). The per-share exercise price of the Option shall be equal to the fair market value of one share of the Company’s Common Stock on the date of grant. The maximum term of the Option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive’s service with the Company. The grant of the Option shall be subject to the terms and conditions set forth in the Vanda Pharmaceuticals Inc. 2006 Equity Incentive Plan and in the Company’s standard form of Stock Option Agreement. The Option will become exercisable with respect to 25% of the shares on the first anniversary of the date of this Agreement and with respect to the remaining 75% of the shares in equal monthly installments over the next 3 years of continuous service thereafter. The Option shall become exercisable in full if (i) the Company is subject to a Change in Control before the Executive’s service with the Company terminates and (ii) the Executive is subject to an Involuntary Termination within 24 months after such Change in Control. In addition,
Section 6(d) shall apply to the Option.
          (d) Restricted Stock Units. On the date of this Agreement, the Company shall grant the Executive restricted stock units covering 50,000 shares of the Company’s Common Stock (the “RSU Award”). The grant of the RSU Award shall be subject to the terms and conditions set form in the Vanda Pharmaceuticals Inc. 2006 Equity Incentive Plan and in the Company’s standard form of Restricted Stock Unit Award Agreement. The RSU Award will vest with respect to 25% of the shares on January 1, 2012, an additional 25% of the shares on January 1, 2013, an additional 25% of the shares on January 1, 2014, and the final 25% of the shares on January 1, 2015, provided that Executive’s remains in continuous service with the Company on each applicable vesting date. The RSU Award shall vest in full if (i) the Company is subject to a Change in Control before the Executive’s service with the Company terminates and (ii)the Executive is subject to an Involuntary Termination within 24 months after such Change in Control.
     3. Vacation and Employee Benefits. During the term of his Employment, the Executive shall be eligible for 20 paid vacation days each year in accordance with the Company’s standard policy for similarly situated employees, as it may be amended from time to time. During the term of his Employment, the Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

     4. Business Expenses. During the term of his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies. Any reimbursement shall (a) be paid promptly but not later than the last day of the calendar year following the year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any calendar year and (c) not be subject to liquidation or exchange for another benefit.
     5. Term of Employment.
          (a) Basic Rule. The Company agrees to continue the Executive’s Employment, and the Executive agrees to remain in Employment with the Company, from the date of this Agreement until the date when the Executive’s Employment terminates pursuant to Subsection (b) below. The Executive’s Employment with the Company shall be “at will,” meaning that either the Executive or the Company may terminate the Executive’s Employment at any time, with or without Cause. Any contrary representations which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the “at will” nature of the Executive’s Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company (other than the Executive).
          (b) Termination. The Company may terminate the Executive’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Executive notice in writing. The Executive may terminate his Employment by giving the Company 14 days’ advance notice in writing. The Executive’s Employment shall terminate automatically in the event of his death.
          (c) Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Executive’s Employment pursuant to this Section 5, the Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.
          (d) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Executive’s obligations under Section 7.
     6. Termination Benefits.
          (a) General Release. Any other provision of this Agreement notwithstanding, Subsections (b), (c) and (d) below shall not apply unless a general release of all known and unknown claims that the Executive may then have against the Company or persons affiliated with the Company becomes effective by the Release Deadline (as defined below), (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims and (iii) has returned all property of the Company in the Executive’s possession. The release shall be in a form prescribed by the Company, without alterations, and must become effective on or before the 60th day following the Executive’s Separation (the “Release Deadline”).
          (b) Severance Pay. If, during the term of this Agreement, a Separation occurs because the Company terminates the Executive’s Employment for any reason other than Cause or Permanent Disability, or because the Executive terminates his Employment within six months after a condition constituting Good Reason arises, then the Company shall pay the Executive both of the following:
     (i) Base Compensation. His Base Compensation for a period of 12 months following the Separation (the “Continuation Period”). Such Base Compensation shall be paid at the rate in effect at the time of the Separation and in accordance with the Company’s standard payroll procedures. The salary continuation payments shall commence on the Company’s next regularly scheduled payroll that occurs following the Release Deadline, and the first payment will include amounts that would have been paid between the Separation date and the first payment date but for the obligation to deliver an effective release of claims.
     (ii) Target Bonus. An amount equal to his Annual Target Bonus at the rate in effect at the time of the Separation. Such amount shall be payable in a lump sum on the Company’s next regularly scheduled payroll that occurs following the Release Deadline.
          (c) Health Insurance. If Subsection (b) above applies, and if the Executive elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the Separation, then the Company shall pay the Executive’s monthly premium under COBRA until the earliest of (i) the close of the Continuation Period, (ii) the expiration of the Executive’s continuation coverage under COBRA and (iii) the date when the Executive is offered substantially equivalent health insurance coverage in connection with new employment or self-employment.
          (d) Options. If, during the term of this Agreement, a Separation occurs because the Company terminates the Executive’s Employment for any reason other than Cause or Permanent Disability, then (i) the vested portion of the shares of the Company’s Common Stock subject to all options held by the Executive at the time of his Separation shall be determined by adding three months to the actual period of service that he has completed with the Company and (ii) such options shall be exercisable for six months after the Executive’s Separation.
     7. Non-Solicitation, Non-Disclosure and Non-Competition. The Executive has entered into a Proprietary Information and Inventions Agreement with the Company, which agreement is incorporated herein by reference.

     8. Successors.
          (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.
          (b) Executive’s Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     9. Definitions. For all purposes under this Agreement:
          “Cause” shall mean:
          (a) An unauthorized use or disclosure by the Executive of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;
          (b) A material breach by the Executive of any agreement between the Executive and the Company;
          (c) A material failure by the Executive to comply with the Company’s written policies or rules;
          (d) The Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;
          (e) The Executive’s gross negligence or willful misconduct;
          (f) A continuing failure by the Executive to perform assigned duties after receiving written notification of such failure from the Board; or
          (g) A failure by the Executive to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Executive’s cooperation.
          “Change in Control” shall mean:
          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

          (b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
          (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
     (i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
     (ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or
          (d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.
          A transaction shall not constitute a Change in Control if its sole purpose is to change the State of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Good Reason” shall mean (i) a change in the Executive’s position with the Company that materially reduces his level of authority or responsibility, (ii) a material reduction in his Base Compensation or (iii) receipt of notice that his principal workplace will be relocated by more than 30 miles. A condition shall not be considered “Good Reason” unless the Executive gives the Company written notice of such condition within 90 days after the initial existence of such condition and the Company fails to remedy such condition within 30 days after receiving the Executive’s written notice.
          “Involuntary Termination” shall mean a Separation resulting from either (i) the Executive’s involuntary discharge by the Company for reasons other than Cause or (ii) the Executive’s voluntary resignation for Good Reason.

          “Permanent Disability” shall mean the Executive’s inability to perform the essential functions of the Executive’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.
          “Separation” shall mean a “separation from service,” as defined in the regulations under Section 409A of the Code,
     10. Miscellaneous Provisions.
          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
          (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.
          (d) Tax Matters. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law. For purposes of Section 409A of the Code, each periodic salary continuation payment under Section 6(b)(i) is hereby designated as a separate payment. If the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and the regulations thereunder at the time of his Separation, then:
     (i) Any salary continuation payments under Section 6(b)(i), to the extent not exempt from Section 409A of the Code, shall commence with the Company’s first regularly scheduled payroll that occurs during the seventh month after the Executive’s Separation and, once such payments commence, any amounts accrued from the Separation date shall be paid in a lump sum on the first payment date; and

     (ii) Any lump-sum payment under Section 6(b)(ii), to the extent not exempt from Section 409A of the Code, shall be made with the Company’s first regularly scheduled payroll that occurs during the seventh month after the Executive’s Separation.
The Company shall not have a duty to design its compensation policies in a manner that minimizes the Executive’s tax liabilities, and the Executive shall not make any claim against the Company or the Board related to tax liabilities arising from the Executive’s compensation.
          (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland (except its provisions governing the choice of law).
          (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
          (g) No Assignment. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date first written above.

/s/ James Kelly
James Kelly

Vanda Pharmaceuticals Inc.
By

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